UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2022

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	13-4275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11270 W. Park Place Ste. 300, Milwaukee, Wisconsin 53224

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	PLOW	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Douglas Dynamics, Inc. (the “Company”) announced that on September 24, 2022 the Company’s Board of Directors (the “Board”) elected Joher Akolawala as a director of the Company to serve until the 2023 annual meeting of stockholders of the Company and until his successor is elected and qualified. Mr. Akolawala will be in the class of directors that will be up for re-election at the 2023 annual meeting of stockholders. Also on September 24, 2022, James D. Staley announced to the Board that he does not intend to stand for re-election as a director and will retire from the Board at the end of his current term as a director, effective immediately following the 2023 annual meeting of stockholders. Mr. Staley has served as a director of the Company since 2010.

Mr. Akolawala has served as Executive Vice President and Chief Financial Officer of Pella Corporation, a privately-held manufacturer of windows and doors, since March, 2020. Prior to joining Pella, Mr. Akolawala was the Senior Vice President, Chief Financial Officer – International of Walgreens Boots Alliance, Inc., a publicly traded pharmaceutical retailer, from November, 2019 to March, 2020. From June, 2014 to October, 2019, Mr. Akolawala served Mondelez International, Inc., a publicly traded multinational food and beverage company (a successor company to Kraft Foods Group), in roles of increasing responsibility, most recently as Senior Vice President, Global Finance. Prior to that, Mr. Akolawala spent nearly 23 years with Kraft Foods Group, where he held a number of senior leadership positions, including Chief Financial Officer, Kraft Grocery; Vice President, Business Systems; and Chief Financial Officer, Kraft Foodservice.

As a non-employee director, Mr. Akolawala will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are described in the Company’s Proxy Statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 25, 2022. Upon his election to the Board, Mr. Akolawala will be entitled to receive a pro rata portion of the annual cash retainer and annual equity award payable to non-employee directors.

There is no arrangement or understanding between Mr. Akolawala and any other person pursuant to which Mr. Akolawala was elected as a director of the Company, and there are no transactions in which Mr. Akolawala has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Akolawala was elected by the Board to fill a vacancy created by the Board when it increased the size of its Board from seven to eight directors pursuant to its authority to determine the size of the Board as granted to it under the Fourth Amended and Restated Bylaws of the Company.

Mr. Akolawala will serve on each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board.

A copy of the Company’s press release announcing the election of Mr. Akolawala and the retirement of Mr. Staley after the 2023 annual meeting of stockholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01.     Financial Statements and Exhibits

(d)          Exhibits.

(99.1)         Press Release, dated September 26, 2022, issued by Douglas Dynamics, Inc.

(104.1)      Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2022

DOUGLAS DYNAMICS, INC.

By:	/s/ Sarah Lauber
Sarah Lauber
Chief Financial Officer and Secretary